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                                                                   EXHIBIT 23(A)

                        CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors
of the Actava Group Inc.:

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 filed on or about October 30, 1995) and related Prospectus of The Actava Group Inc. for the registration of 15,252,128 shares of its common stock and to the incorporation by reference therein of our report dated March 10, 1995, with respect to the consolidated financial statements and schedules of The Actava Group Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.

                                               /s/  Ernst & Young LLP
                                          --------------------------------------

Atlanta, Georgia
October 30, 1995